EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
Syracuse China Company — Incorporated in Delaware
World Tableware Inc. — Incorporated in Delaware
LGA4 Corp. — Incorporated in Delaware
LGA3 Corp. — Incorporated in Delaware
The Drummond Glass Company — Incorporated in Delaware
Libbey Canada Inc. — Incorporated in Ontario, Canada
Libbey Glass Inc. — Incorporated in Delaware
LGC Corp. — Incorporated in Delaware
Traex Company — Incorporated in Delaware
Libbey.com LLC — Formed in Delaware
LGFS Inc. — Incorporated in Delaware
LGAC LLC — Formed in Delaware
Libbey Europe B.V. — Incorporated in the Netherlands
B.V. Koninklijke Nederlandsche Glasfabriek Leerdam — Incorporated in the Netherlands
Libbey Asia Limited — Formed in Hong Kong
Libbey Glassware (China) Co., Ltd. — Formed in China
Crisal — Cristalaria Automatica, S.A. — Formed in Portugal
Libbey International C.V. — Incorporated in the Netherlands
Libbey Europe Finance Company B.V. — Incorporated in the Netherlands
Libbey Mexico Holdings B.V. — Incorporated in the Netherlands
Crisa Libbey Mexico S. de R.L. de C.V. — Incorporated in Mexico
Crisa Libbey Holdings S. de R.L. de C.V. — Incorporated in Mexico
Vitrocrisa S. de R.L. de C.V. — Incorporated in Mexico
Crisa Libbey Commercial S. de R.L. de C.V. — Incorporated in Mexico
Crisa Libbey S.A. de C.V. — Incorporated in Mexico
Crisa Industrial LLC — Incorporated in Delaware
Libbey Trading (Beijing) Co. Ltd. — Formed in China